                                                                     EXHIBIT 5.1

                                  July 29, 1997

Mazel Stores, Inc.
31000 Aurora Road
Solon, Ohio 44139

Ladies and Gentlemen:

                  In connection with the filing by Mazel Stores, Inc. (the "Company"), with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended (the "Securities Act"), of a Registration Statement on Form S-8 (the "Registration Statement") with respect to a maximum of 900,000 Common Shares, without par value (the "Shares") of the Company to be issued under Mazel Stores, Inc. 1996 Stock Option Plan (the "Plan"), we have examined the following:

                  1. The Amended and Restated Articles of Incorporation and the Amended and Restated Code of Regulations of the Company, each as currently in effect;

                  2. The records relating to the organization of the Company and such other records of corporate proceedings and such other documents as we deemed it necessary to examine as a basis for the opinions hereinafter expressed;

                  3. The Registration Statement on Form S-8 (including Exhibits thereto); and

                  4. Copies of the Plan, and the records of the proceedings of the Board of Directors and shareholders of the Company relating to the adoption and approval thereof.

                  Based upon that examination, we are of the opinion that:

                  A. The Company is a corporation duly organized and validly existing under the laws of the State of Ohio.

                           B. The Shares have been duly authorized and, when issued and delivered pursuant to the Plan and in the manner contemplated by the Registration Statement, will be validly issued, fully paid, and non-assessable.

                           We hereby consent to the filing of this Opinion as
Exhibit 5.1 to the Registration Statement and to the use of our name therein.

                           Very truly yours,


                           /s/ Kahn, Kleinman, Yanowitz & Arnson, Co., L.P.A.
                           --------------------------------------------------